UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2023

CAPRI HOLDINGS LTD
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
90 Whitfield Street, 2nd Floor
London, United Kingdom
W1T 4EZ
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, the Board of Directors (the “Board”) of Capri Holdings Limited (the “Company”) appointed Mahesh Madhavan to the Board and designated him as a member of the Compensation and Talent Committee and the Governance, Nominating and Corporate Social Responsibility Committee with effect from March 30, 2023. As of the date of Mr. Madhavan’s appointment, the Company’s Board will again be comprised of eight directors. Mr. Madhavan will be a Class III director and will be up for election at the 2023 annual meeting. If elected at the 2023 annual meeting, he will continue to serve as a Class III director until the Company’s annual meeting of shareholders in 2026 and until the election and qualification of his successor in office.

There is no arrangement or understanding between Mr. Madhavan and any other person pursuant to which he was selected as a director of the Company, and there have been no transactions since the beginning of the Company’s last fiscal year, or that are currently proposed, that are required to be disclosed by Item 404(a) of Regulation S-K.

In connection with Mr. Madhavan’s appointment to the Board, and in accordance with the Company’s standard compensation arrangements for non-employee directors, commencing in Fiscal 2024, which begins on April 2, 2023, Mr. Madhavan will be entitled to (i) an annual cash retainer of $100,000, (ii) an annual fee of $12,500 for each committee on which he serves and (iii) a grant of restricted share units (“RSUs”) pursuant to the Capri Holdings Limited Third Amended and Restated Omnibus Incentive Plan with a grant date fair market value of $50,000 to be made on April 3, 2023, which reflects Mr. Madhavan’s pro rata portion of the annual non-employee director equity grant through the Company’s next annual meeting of shareholders to be held in August 2023, and which will vest at the annual meeting in 2023. In addition, like all non-employee directors, Mr. Madhavan will be entitled to an annual equity grant of RSUs on the date of the 2023 annual meeting with a fair market value on the date of grant to be determined by the Compensation and Talent Committee at the time of grant and which will be consistent with the value awarded to all other non-employee directors. These RSUs will vest on the earlier of the first anniversary of the date of grant and the date of the annual shareholder meeting that occurs in the calendar year following the date of grant, and will vest pro rata based on the number of days of service between the date of grant and the termination date if Mr. Madhavan terminates service (other than for cause) prior to the vesting date. In the event Mr. Madhavan’s service terminates by reason of death or disability, all outstanding RSUs shall vest on the date of such death or disability.

Mr. Madhavan will also enter into the Company’s standard form of directors’ and officers’ indemnification agreement pursuant to which the Company agrees to indemnify Mr. Madhavan to the fullest extent permitted by applicable law and, subject to certain conditions to advance expenses, in connection with certain proceedings and liabilities relating to claims made against Mr. Madhavan by reason of him being a director of the Company as described in the form of indemnification agreement which is incorporated by reference as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 (File No. 333-178282).

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Capri Holdings Limited Press Release, dated March 29, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: March 29, 2023
	By:	/s/ Krista A.McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer